Exhibit 10.10

Execution Version

FOUNDER SUPPORT AGREEMENT

This FOUNDER SUPPORT AGREEMENT, dated as of June 19, 2024 (this “Support Agreement”), is entered into by and among the Shareholder named on the signature page hereto (the “Shareholder”), United Hydrogen Group Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), and Aimei Health Technology Co., Ltd, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Purchaser, the Purchaser Representative, United Hydrogen Global Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), United Hydrogen Victor Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), United Hydrogen Worldwide Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) the First Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) the Company will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Second Merger”, and together with the First Merger, the “Mergers”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Second Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, as of the date hereof, the Shareholder owns the number of Purchaser’s ordinary shares, par value $0.0001 (“Purchaser Ordinary Share”), as set forth underneath the Shareholder’s name on the signature page hereto (all such shares, or any successor or additional shares of Purchaser of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”);

WHEREAS, the Board of Directors of the Purchaser has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Purchaser and its Shareholders (the “Purchaser Shareholders”) and (c) recommended the approval and the adoption by each of the Purchaser Shareholders of the Business Combination Agreement, the Ancillary Documents, the Mergers and the other Transactions; and

WHEREAS, in order to induce the Company, Pubco and Purchaser to enter into the Business Combination Agreement, Shareholder is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Shareholder, solely in its capacity as a shareholder of Purchaser, unconditionally and irrevocably agrees that, during the term of this Support Agreement, at the Special Shareholder Meeting, at any other meeting of the Purchaser Shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Purchaser Shareholders related to the Transactions (the Special Shareholder Meeting and all other meetings or consents related to the Business Combination Agreement or the Transactions, collectively referred to herein as the “Meeting”), Shareholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares in favor of the Business Combination Agreement, the Ancillary Documents, and the Transactions (and any actions required in furtherance thereof), the other matters set forth in the Business Combination Agreement and each of the proposals at the Meeting; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Purchaser under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. The Shareholder agrees that, during the term of this Support Agreement, it shall not (a) sell, assign or otherwise Transfer any of the Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the Company and Purchaser, or (b) deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Support Agreement). Purchaser shall not, and shall not permit Purchaser’s transfer agent to, register any sale, assignment or Transfer of the Shareholder Shares on Purchaser’s share ledger (book entry or otherwise) that is not in compliance with this Section 2. For the purposes of this Section 2, “Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Support Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

3. No Redemption. Shareholder hereby agrees that, during the term of this Support Agreement, it shall not redeem, or submit a request to Purchaser’s transfer agent or otherwise exercise any right to redeem, any Shareholder Shares.

4. New Securities. During the term of this Support Agreement, in the event that, (a) any Purchaser Ordinary Shares or other equity securities of Purchaser are issued to the Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Purchaser securities owned by the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Purchaser Ordinary Shares or other equity securities of Purchaser after the date of this Support Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any Purchaser Ordinary Share or other equity securities of Purchaser after the date of this Support Agreement (such Purchaser Ordinary Share or other equity securities of Purchaser, collectively the “New Securities”), then such New Securities acquired or purchased by the Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof. Shareholder agrees, while this Support Agreement is in effect, to notify Purchaser and the Company promptly in writing (including by e-mail) of the number of any additional Shareholder Shares acquired, or over which voting power is acquired, by such Shareholder, if any, after the date hereof.

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5. No Challenge/Further Support. Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Pubco, First Merger Sub, Second Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions. Shareholder further agrees that it shall use its reasonable best efforts to cooperate with Purchaser and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Purchaser or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

6. Consent to Disclosure. Shareholder hereby consents to the publication and disclosure in the Form F-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser or the Company to any Governmental Authority or to securityholders of Purchaser or the Company) of Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Purchaser or the Company, a copy of this Support Agreement. Shareholder will promptly provide any information reasonably requested by Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Shareholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Purchaser.

7. Shareholder Representations: Shareholder represents and warrants to Purchaser and the Company, as of the date hereof, that:

(a) Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Shareholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

(c) (i) if Shareholder is not an individual, Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder and (ii) if Shareholder is an individual, the signature on this Support Agreement is genuine, and Shareholder has legal competence and capacity to execute the same;

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(d) this Support Agreement has been duly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Support Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Shareholder, (ii) conflict with or violate any Law applicable to such Shareholder, in each case which would reasonably be expected, either individually or in the aggregate, to materially impair the ability of Shareholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby, or (iii) require any consent or approval from any third party or Governmental Authority that has not been given or other action that has not been taken by any third party or Governmental Authority, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Shareholder of its obligations under this Support Agreement;

(f) there are no Actions pending against Shareholder or, to the knowledge of Shareholder, threatened against Shareholder, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Shareholder of Shareholder’s obligations under this Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Shareholder;

(h) Shareholder has had the opportunity to read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with Shareholder’s tax and legal advisors; Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Support Agreement and the Transactions, and has independently, without reliance upon Purchaser or the Company, and based on such information as such Shareholder has deemed appropriate, made his or its own analysis and decision to enter into this Support Agreement; and Shareholder acknowledges that none of Purchaser or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Support Agreement;

(i) Shareholder has not entered into, and shall not enter into, any agreement that would prevent Shareholder from performing any of Shareholder’s obligations hereunder;

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(j) Shareholder has good title to the Shareholder Shares underneath Shareholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under Purchaser’s Organizational Documents, and Shareholder has the sole power to vote or cause to be voted the Shareholder Shares; Shareholder has the power to vote (including, without limitation, by proxy or power of attorney) the Shareholder Shares underneath Shareholder’s name on the signature page hereto; Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2 hereof, will have, during the term of this Support Agreement, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Support Agreement and power to agree to all of the matters applicable to such Shareholder set forth in this Support Agreement, in each case, over all Shareholder Shares underneath Shareholder’s name on the signature page hereto; as of the date hereof, Shareholder does not own any other voting securities of the Purchaser or have the power to vote (including by proxy or power of attorney) any other voting securities of the Purchaser other than the Shareholder Shares underneath Shareholder’s name on the signature page hereto; and as of the date hereof, Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Purchaser or (ii) the power to vote any other voting securities of the Purchaser, in each case except for all Shareholder Shares underneath Shareholder’s name on the signature page hereto;

(k) Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Support Agreement; and

(l) the Shareholder Shares set forth underneath Shareholder’s name on the signature page to this Support Agreement are the only shares of Purchaser’s outstanding share capital owned of record or beneficially owned by the Shareholder as of the date hereof, and except for this Support Agreement, none of the Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Shareholder Shares, nor has Shareholder granted any proxy, consent or power of attorney with respect to any Shareholder Shares owned by such Shareholder (other than as contemplated by this Support Agreement).

8. Specific Performance. The Shareholder hereby agrees and acknowledges that (a) Purchaser and the Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Purchaser and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

9. Entire Agreement; Amendment; Waiver. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Documents. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

10. Binding Effect; Assignment; Third Parties. This Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Support Agreement and all obligations of Shareholder are personal to Shareholder and may not be assigned, transferred or delegated by Shareholder at any time without the prior written consent of Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

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11. Counterparts. This Support Agreement may be executed in any number of original, or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jury Trial Waiver. Sections 11.5 and 11.6 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Business Combination Agreement to the applicable party, with respect to the Company and Purchaser, at the respective addresses set forth in Section 11.1 of the Business Combination Agreement, and, with respect to the Shareholder, at the address set forth underneath Shareholder’s name on the signature page hereto.

15. Termination. This Support Agreement become effective upon the date hereof and shall automatically terminate, and none of Purchaser, the Company or Shareholder shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of Purchaser, the Company and the Shareholder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Business Combination Agreement in accordance with its terms. No such termination shall relieve the Shareholder, Purchaser or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 15 shall survive the termination of this Support Agreement.

16. Adjustment for Share Split. If, and as often as, there are any changes in the Shareholder Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shareholder, Purchaser, the Company, the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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18. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Support Agreement are for convenience only and are not to be considered in construing or interpreting this Support Agreement. In this Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Support Agreement as a whole and not to any particular section or other subdivision of this Support Agreement. The parties have participated jointly in the negotiation and drafting of this Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Support Agreement.

20. No Partnership, Agency or Joint Venture. This Support Agreement is intended to create a contractual relationship among Shareholder, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Purchaser shareholders entering into support agreements with the Company or Purchaser. Shareholder has acted independently regarding its decision to enter into this Support Agreement. Nothing contained in this Support Agreement shall be deemed to vest in the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder Shares.

21. Capacity as Shareholder. Shareholder signs this Support Agreement solely in Shareholder’s capacity as a shareholder of Purchaser, and not in any other capacity, including, if applicable, as a director, officer or employee of Purchaser or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Shareholder or any representative of Shareholder, as applicable, serving as a director of Purchaser or any Subsidiary of Purchaser, acting in such Person’s capacity as a director of Purchaser or any Subsidiary of Purchaser.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Founder Support Agreement as of the date first written above.

The Company:

United Hydrogen Group Inc.

By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Director

Purchaser:

Aimei Health Technology Co., Ltd

By:	/s/ Junheng Xie
Name:	Junheng Xie
Title:	CEO and Director

[Signature Page to Founder Support Agreement]

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Shareholder:

Aimei Investment Ltd

By:	/s/ Huanghan
Name:	Huanghan
Title:	Director

Number of Shares:

Purchaser Ordinary Shares: _____1,905,000________________________

Address for Notice:

Address: 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002,Cayman Islands

Email:Huanghan@aimeihealth.com

[Signature Page to Founder Support Agreement]

Shareholder:

By:	/s/ Juan Fernandez Pascual
Name:	Juan Fernandez Pascual

Number of Shares:

Purchaser Ordinary Shares: ___________50,000________________________

Address for Notice:

Address:

Email: anatraveneta@hotmail.com

[Signature Page to Founder Support Agreement]

Shareholder:

By:	/s/ Heung Ming Wong
Name:	Heung Ming Wong

Number of Shares:

Purchaser Ordinary Shares: _________42,000________________________

Address for Notice:

Address:

Email: henrywater@icloud.com

[Signature Page to Founder Support Agreement]

Shareholder:

By:	/s/ Lin Bao
Name:	Lin Bao

Number of Shares:

Purchaser Ordinary Shares: _______20,000________________________

Address for Notice:

Address: 6-12B, Jinyuewan Garden, Dongguan, Guangdong, China 523110

Email:bknoko@hotmail.com

[Signature Page to Founder Support Agreement]

Shareholder:

By:	/s/ Sun Joo, Huh (Julianne)
Name:	Sun Joo, Huh (Julianne)

Number of Shares:

Purchaser Ordinary Shares: __________20,000________________________

Address for Notice:

Address: 6 Capsquare Condominium, N-10-3a, 6 Persiaran Capsquare, Jalan Dangwangi KL, 50100, Mayalysia

Email: julianne.huh@gmail.com

[Signature Page to Founder Support Agreement]

Shareholder:

By:	/s/ Robin Karlsen
Name:	Robin Karlsen

Number of Shares:

Purchaser Ordinary Shares: _________20,000________________________

Address for Notice:

Address: 02-13, Lobby G, 278 Ocean Drive, Singapore

Email: karlsen.robin@gmail.com

[Signature Page to Founder Support Agreement]